Securities and Exchange Commission
                                Washington, D.C.




                                  FORM 8-K/A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  January 12, 1995



                                AMREP CORPORATION
      ----------------------------------------------------------------------
     -
               (Exact name of registrant as specified in charter)



           Oklahoma                     1-4702                 59-0936128
      ----------------            -----------------           --------------
      (State or other             (Commission File            (IRS Employer
      jurisdiction of                 Number)                 Identification
      incorporation)                                             Number)

      641 Lexington Avenue, Sixth Floor, New York, NY                10022
      ------------------------------------------------            ----------
       (Address of principal executive offices)                   (Zip Code)


      Registrant's telephone number, including area code:     (212) 705-4700
                                                              --------------

           Item 7.  Financial Statements
           -------  ---------------------

                    (a)      Financial   Statements   of    Fulfillment
          Corporation of America.

                              1.    Audited   Financial  Statements for
                              the  Twelve  Months  ended  December  31,
                              1993 and 1992.

                              2.    Unaudited Statements of  Operations
                              and Statements of Cash Flows for the Nine
                              Months  ended  September  30,   1994  and
                              1993,  Balance Sheet as of September  30,
                              1994, and Notes to Financial Statements.



                    (b) Pro forma financial information for AMREP Corporation and Fulfillment Corporation of America.

                              1.    Pro  forma  Condensed  Consolidated
                              Statement of Operations (unaudited) for the year ended April 30, 1994.

                              2.    Pro  forma  Condensed  Consolidated
                              Statement of Operations (unaudited) for the Nine Months ended January 31, 1995.

                              3.    Notes   to   pro   forma  Condensed
                              Consolidated Statements of Operations.


                    (c)   Exhibits

                              1.    Assets Purchase and Sale  Agreement
                              dated  as of December 22,  1994,  by  and
                              among Kable Fulfillment Services of Ohio,
                              Inc.,   and  Fulfillment  Corporation  of
                              America.  (previously filed)

                              23.   Consent of KPMG Peat  Marwick  LLP,
                              filed herewith.

                                   SIGNATURES



                    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              AMREP Corporation



           Date:    March 27, 1995        By: /s/ Rudolph J. Skalka
                                               ---------------------
                                              Vice President, Finance
                                              and Principal Accounting
                                              Officer

           FINANCIAL STATEMENTS OF FULFILLMENT CORPORATION OF AMERICA



           (a) 1.   Audited Financial Statements for the Twelve Months
                        ended December 31, 1993 and 1992

                              FULFILLMENT CORPORATION
                                    OF AMERICA
              (a wholly owned subsidiary of Engelhard Hanovia, Inc.)


                                Financial Statements

                             December 31, 1993 and 1992

                  (With Independent Auditors' Report Thereon)

                           Independent Auditors' Report


 The Board of Directors
 Fulfillment Corporation of America:


 We have audited the accompanying balance sheets of Fulfillment Corporation of America, a wholly owned subsidiary of Engelhard Hanovia, Inc. (the Company), as of December 31, 1993 and 1992, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our previous review report dated March 3, 1994, on the 1992 financial statements, we referred to a departure from generally accepted accounting principles because the Company failed to provide income taxes. However, as disclosed in notes 2 and 9, the Company has restated its 1992 financial statements to conform with generally accepted accounting principles. Since that date we have conducted an audit of the 1992 financial statements, as discussed above. Accordingly, our present opinion on the 1992 financial statements, as presented herein, is different from that expressed in our previous report.

 In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fulfillment Corporation of America as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

 As discussed in note 9 to the financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's SFAS No. 109, Accounting for Income Taxes.

 As more fully discussed in notes 10 and 12 to the financial statements, following an environmental survey, it was reported that certain environmental conditions exist at Company facilities, some of which may require remediation. The ultimate cost of the remediation can not presently be determined. Accordingly, no provision for any liability that may result has been recognized in the accompanying financial statements.



 Columbus, Ohio
 October 14, 1994, except for the second paragraph of note 5, as to which the date is November 22, 1994 and note 12, as to which the date is December 1, 1994

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                           Balance Sheets

                     December 31, 1993 and 1992


                   Assets                                    1993        1992
                   ------                              -----------  ----------
 Current assets:
   Cash                                                $   517,927     346,453
   Accounts receivable for services and reimbursable
     expenses, less allowance for doubtful accounts
     of $139,817                                         2,430,704   3,832,859
   Unbilled services and reimbursable expenses:
     Postage                                               430,532     528,342
     Services                                              294,420     463,148
     Other expenses                                         54,177      94,477
                                                       -----------  ----------
                                                           779,129   1,085,967
        Less customer deposits                            (667,659) (1,068,822)
                                                       -----------  ----------
          Net unbilled services and reimbursable expenses  111,470      17,145


     Inventories                                           150,523     113,265
     Prepaid expenses                                      265,700     127,974

     Deferred income taxes (note 9)                         65,000      66,000
                                                       -----------  ----------
          Total current assets                           3,541,324   4,503,696
                                                       -----------  ----------
 Property, plant, and equipment, net (notes 3 and 6)     2,274,500   2,743,781

 Other assets:
     Due from parent company-income taxes                  488,000     133,000
     Deferred costs, net (note 4)                          878,411   1,137,671
     Prepaid pension expense (note 8)                      121,312      80,052
     Outsourced computer data processing (note 5):
       Advance payments                                    130,007     170,003
       Deferred conversion costs                           211,000     275,614
     Goodwill, less accumulated amortization of $183,647
       and $173,444 in 1993 and 1992, respectively          20,406      30,609
     Cash surrender value of life insurance (note 8)        18,316       5,214
                                                       -----------  ----------
 Total assets                                          $ 7,683,276   9,079,640
                                                       ===========  ==========

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                     Balance Sheets, continued


    Liabilities and Stockholder's Equity                      1993       1992
    ------------------------------------                -----------  ----------

 Current liabilities:
   Current installments of long-term debt (note 7) $ 41,100 41,100 Current installments of obligations under capital
     leases (note 6)                                        194,143     176,819
   Accounts payable                                         155,908     137,699
   Due to parent company                                     10,838      65,184
   Accrued expenses:
     Outsourced computer conversion costs (note 5)          211,000     275,614
     Payroll                                                 63,037      66,216
     Workers' compensation                                   60,227      39,486
     Supplemental retirement (note 8)                        72,565      16,430
     Other                                                  163,663     269,360
                                                        -----------  ----------
             Total current liabilities                      972,481   1,087,908

 Long-term debt, excluding current installments (note 7) 653,379 694,479 Obligations under capital leases, excluding
   current installments (note 6)                            287,646     484,325
 Deferred income taxes (note 9)                             410,000     526,000
                                                        -----------  ----------
             Total liabilities                            2,323,506   2,792,712
                                                        -----------  ----------
 Stockholder's equity:
   Common stock, $1 par value.  Authorized 1,000
     shares; 100 issued and outstanding shares                  100         100
   Additional paid-in capital                               126,900     126,900
   Retained earnings                                      5,232,770   6,159,928
                                                        -----------  ----------
             Total stockholder's equity                   5,359,770   6,286,928
 Commitments and contingencies (notes 6, 10 and 12)
                                                        -----------  ----------
             Total liabilities and stockholder's equity $ 7,683,276   9,079,640
                                                        ===========  ==========

 See accompanying notes to financial statements.

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                      Statements of Operations

               Years ended December 31, 1993 and 1992


                                                            1993       1992
                                                       -----------  ----------

 Net sales                                             $14,737,502  17,055,227
 Direct costs:
   Labor                                                 6,279,441   7,340,335
   Outsourced computer data processing services (note 5) 2,165,577   1,981,541
   Materials and supplies                                  639,252     582,152
   Operating overhead                                    2,942,463   3,138,830
   Amortization of deferred costs                          681,335     719,041
                                                       -----------  ----------
          Total direct costs                            12,708,068  13,761,899
                                                       -----------  ----------
          Gross profit                                   2,029,434   3,293,328

 General and administrative expenses                     3,429,540   3,703,012
                                                       -----------  ----------
 Other income (expense):
    Interest expense                                       (76,820)    (97,811)
    Interest income                                         52,595      59,780
    Other, net                                              27,173      36,035
                                                       -----------  ----------
           Total other income (expense)                      2,948      (1,996)
                                                       -----------  ----------

           Loss before income taxes and cumulative
             effect of change in accounting principle   (1,397,158)   (411,680)

 Income tax benefit (note 9)                               470,000     133,000
                                                       -----------  ----------

           Loss before cumulative effect of change in
             accounting principle                         (927,158)   (278,680)

 Cumulative effect of change in accounting
   for income taxes (note 9)                                     -      60,000
                                                       -----------  ----------
           Net loss                                    $  (927,158)   (338,680)
                                                        ===========  ==========

 See accompanying notes to financial statements.

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                 Statements of Stockholders' Equity

               Years ended December 31, 1993 and 1992



                                                Common  Additional    Retained
                                                 stock   paid-in      earnings
                                                         capital
                                                ------  ----------   ---------
 Balance at December 31, 1991, as previously
   reported                                     $ 100    126,900     6,876,608
 Correction of an error (note 11)                   -          -      (378,000)
                                                  ---    -------     ---------
 Balance at December 31, 1991, as adjusted        100    126,900     6,498,608
 Net loss                                           -          -      (338,680)
                                                  ---    -------     ---------
 Balance at December 31, 1992                     100    126,900     6,159,928
 Net loss                                           -          -      (927,158)
                                                  ---    -------     ---------
 Balance at December 31, 1993                   $ 100    126,900     5,232,770
                                                  ===    =======     =========


 See accompanying notes to financial statements.

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                      Statements of Cash Flows
               Years ended December 31, 1993 and 1992

                                                            1993         1992
                                                       -----------   ---------
 Net loss                                              $  (927,158)   (338,680)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
  Depreciation of property, plant and equipment            603,710     588,177
  Amortization of deferred costs                           681,335     719,041
  Amortization of goodwill                                  10,203      10,203
  Increase (decrease) in deferred income taxes            (115,000)     60,000
  Decrease in accounts receivable, net                   1,402,155     582,391
  Increase in amount due from parent company-income taxes (355,000)   (133,000)
  Decrease (increase) in net unbilled services
    and reimbursable expenses                              (94,325)    348,632
  Decrease (increase) in inventories                       (37,258)      9,873
  Decrease (increase) in prepaid expenses                 (137,726)    113,683
  Increase in prepaid pension expense                      (41,260)    (80,052)
  Decrease in outsourced data processing advance payments   39,996      29,997
   Decrease in outsourced data processing deferred
    conversion costs                                        64,614      34,386
  Increase in cash surrender value of life insurance       (13,102)     (5,214)
  Increase (decrease) in accounts payable                   18,209    (101,647)
  Decrease in amount due to parent company                 (54,346)   (357,998)
  Decrease in accrued outsourced computer conversion cost  (64,614)    (34,386)
  Increase (decrease) in accrued payroll                    (3,179)     38,542
  Increase in accrued workers' compensation                 20,741       2,465
  Increase in accrued supplemental retirement               56,135      16,430
  Decrease in other accrued expenses                      (105,697)     (2,262)
                                                       -----------   ---------
          Net cash provided by operating activities        948,433   1,500,581
                                                       -----------   ---------
 Cash flows from investing activities:
  Additions to deferred costs                             (422,075)   (473,039)
  Capital expenditures                                    (134,429)   (230,178)
                                                       -----------   ---------
          Net cash used in investing activities           (556,504)   (703,217)
                                                       -----------   ---------
 Cash flows from financing activities:
  Principal payments on short-term bank loans                    -    (300,000)
  Principal payments on long-term debt                     (41,100)    (37,914)
  Principal payments under capital lease obligations      (179,355)   (160,398)
                                                       -----------   ---------
          Net cash used in financing activities           (220,455)   (498,312)
                                                       -----------   ---------
 Net increase in cash                                      171,474     299,052
 Cash and cash equivalents at beginning of                 346,453      47,401
                                                       -----------   ---------
 Cash and cash equivalents at end of year              $   517,927     346,453
                                                       ===========   =========
 Supplemental disclosures:
    The Company paid $77,198 and $94,940 for interest in 1993 and 1992, respectively. In 1992, the Company acquired equipment of $634,440 through capital leases.

 See accompanying notes to financial statements.

                  FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                    Notes to Financial Statements

                     December 31, 1993 and 1992


 (1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a) Organization
             Fulfillment Corporation of America (the Company) is a national computer service company specializing in subscription fulfillment, principally for the magazine publishing industry. The Company, a wholly owned subsidiary of Engelhard Hanovia, Inc.(Parent), was founded in 1948 and is located in Marion, Ohio.

             One customer accounted for 35% and 36% of the Company's sales in 1993 and 1992, respectively.

      (b) Unbilled Services, Reimbursable Expenses, and Customer Deposits Unbilled services represents services provided to customers, which are not yet billed. Reimbursable expenses include such items as postage, shipping, and handling, which the Company has
            incurred           on behalf of its customers, but which have
            not yet been billed.

             The Company maintains deposits on behalf of customers to pay for postage and other recurring expenses related to fulfillment services.

      (c) Inventories
             Inventories are stated at the lower of cost or market.  Cost is determined using the average cost of all purchases.

      (d) Property, Plant, and Equipment
             Property, plant, and equipment are stated at cost.  Plant and equipment under capital leases are stated at the present value of minimum lease payments.

             Depreciation on plant and equipment is calculated on the
            straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized on the straight-line method over the lease term.

      (e) Deferred Costs
             All deferred costs are amortized over their expected lives.
            Deferred costs incurred beginning January 1, 1993 are amortized using the straight-line method, as described below, over three years. Deferred costs capitalized prior to 1993 are amortized using the straight-line method over five years. However, during 1993, the Company assessed the net realizability of all remaining unamortized costs.

             The direct costs to convert customers to the Company's systems and to program new applications for such customers are amortized on the straight-line method over the period of the customer's contract, generally three years.

             The direct costs of programming computer systems used in the delivery of services to a group of customers is amortized on the straight-line method over the lesser of the expected period to be benefited or three to five years.

             The costs of training employees includes wages and other
            employee expenses during the training period. Such costs directly relate to the production of new revenues or increased profitability of existing services and are amortized on the
            straight-line method          over the lesser of the expected
            period to be benefited or three years.

             For all deferred costs, the Company regularly assesses the net realizability of the remaining unamortized amount through future profits and records a write-down, as needed.

      (f) Goodwill
             Goodwill, which represents the excess of the Parent's purchase price of the Company over fair value of net assets acquired, is amortized on the straight-line method over the expected periods to be benefited, which is 20 years.

      (g) Income Taxes
             The Company's results of operations are included in the
            consolidated income tax return of its Parent. The Company has a tax sharing arrangement with its Parent whereby income taxes are calculated on a stand alone basis. Accordingly, the Company records income tax expense (benefit) based on its taxable income (loss). The due from parent company-income taxes reflected on the balance sheet represents the receivable from the Parent relating to the income tax benefit associated with the Company's 1993 and 1992 net losses.

             In February 1992, the Financial Accounting Standards Board
            issued Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (Statement 109). Statement 109 requires a change from the deferred method of accounting for income taxes of APB Opinion 11 to the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

             The Company adopted Statement 109 in 1993 and has applied the provisions of Statement 109 retroactively to January 1, 1992. The cumulative effect of the change in the method of accounting for income taxes as of January 1, 1992 is reported separately in the 1992 statement of operations.

      (h) Statements of Cash Flows
             For purposes of the statements of cash flows, the Company
            considers all highly liquid debt instruments with maturities of three months or less at time of purchase to be cash equivalents.

      (I) Reclassifications
             Certain 1992 balances have been reclassified to conform with
            1993 financial statement presentation.


 (2) RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

        The previously issued 1992 financial statements did not provide for income taxes as required by generally accepted accounting principles. The 1992 and 1993 financial statements have been restated to reflect implementation of Statement 109 (note 9). In conjunction with applying the provisions of Statement 109 retroactively to January 1, 1992, a tax benefit of $133,000 has been recorded and the cumulative effect of the change in the method of accounting for income taxes of $60,000 has been reflected in the 1992 statement of operations. The table below reflects the implementation of Statement 109 and the correction of an error discussed in note 11.

                                                           1993         1992
                                                      -----------   ----------

         Previously reported net loss                 $  (987,158)    (411,680)

         Cumulative effect of adjusting
           Statement 109 retroactive to
           January 1, 1992 (note 9)                        60,000      (60,000)

           1992 (note 9)

         1992 Statement 109 tax benefit (note 9)                -      133,000
                                                      -----------   ----------

         Income statement adjustments                      60,000       73,000
                                                      -----------   ----------

         Net loss, as restated                        $  (927,158)    (338,680)
                                                      ===========   ==========

                                                           1993          1992
                                                      -----------  -----------

         Previously reported retained earnings        $ 5,477,770    6,464,928

         Income statement adjustments, 1992                73,000       73,000

         Income statement adjustments, 1993                60,000            -

         Correction of error (note 11)                   (378,000)    (378,000)
                                                      -----------  -----------
         Retained earnings, restated                  $ 5,232,770    6,159,928
                                                      ===========  ===========

 (3) PROPERTY, PLANT AND EQUIPMENT

     The following is a summary of property, plant and equipment:

                                                            1993          1992
                                                      -----------  -----------
           Land                                       $   199,030      199,030
           Buildings and leasehold improvements         1,940,989    1,901,293
           Furniture and equipment                      4,301,818    4,431,430
                                                      -----------  -----------
                                                        6,441,837    6,531,753
           Less accumulated depreciation and
           and amortization                             4,167,337    3,787,972
                                                      -----------  -----------
                                                      $ 2,274,500    2,743,781
                                                      ===========  ===========


 (4)  DEFERRED COSTS

      The following is a summary of deferred costs:

                                                           1993          1992
                                                      -----------  -----------
        Computer system, software and program
           application costs                          $ 1,088,062    1,149,079
           Customer conversion                            732,108    1,131,549
           Training costs                                  98,166       97,286
                                                      -----------  -----------
                                                        1,918,336    2,377,914
           Less accumulated amortization                1,039,925    1,240,243
                                                      -----------  -----------
                                                      $   878,411    1,137,671
                                                      ===========  ===========

         In 1993, the Company wrote-off cost and accumulated amortization of $881,653 relating to lost customers.


 (5)  OUTSOURCED COMPUTER DATA PROCESSING SERVICES

         In October 1991, the Company entered into an agreement to outsource its computer data processing services to Acxiom Corporation (Acxiom). At the commencement of the agreement, the Company made advance payments to Acxiom for certain conversion costs, which are being amortized over the five year term of the agreement. Other conversion costs which were incurred by Acxiom are being billed to the Company over five years. These costs are due in full if the agreement is terminated for any reason and are therefore reflected as an accrued expense in the balance sheets, with an offsetting asset which is being amortized over five years.

         The term of the agreement is through October 1996. However, under an amendment made on November 22, 1994, both parties have the unconditional right to terminate the agreement before January 6, 1995. If terminated, the termination shall become effective not less than 180 days from the termination date.

 (6)  LEASES

         The Company is obligated under various capital leases for certain machinery and equipment that expire at various dates during the next
        three years.   At December 31, 1993 and 1992, the gross amount of
        plant and equipment and related accumulated amortization recorded under capital leases were as follows:

                                                           1993          1992
                                                      -----------  -----------
           Equipment                                  $ 1,029,805    1,029,805
           Less accumulated amortization                  473,888      295,254
                                                      -----------  -----------
                                                      $   555,917      734,551
                                                      ===========  ===========

         Amortization of assets held under capital leases is included with depreciation expense.

         The Company has several noncancelable operating leases, primarily for buildings and equipment. Rent expense associated with these leases for the years ended December 31, 1993 and 1992 was approximately $270,000 and $210,000, respectively.

         Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 1993 are:

                                                        Capital      Operating
                                                         leases        leases
                                                      -----------   ----------
         Year ending December 31:
               1994                                   $   225,283      154,503
               1995                                       275,646       14,028
               1996                                        27,006            -
                                                      -----------   ----------
                       Total minimum lease payments       527,935      168,531
                                                                    ==========

         Less amount representing interest (at rates
           ranging from 7.0% to 10.5%)                     46,146
                                                      -----------

                     Present value of net minimum
                        capital lease payments            481,789

         Less current installments of obligations under
           capital leases                                 194,143
                                                      -----------

                     Obligations under capital leases,
                      excluding current installments  $   287,646
                                                      ===========

 (7)  LONG-TERM DEBT

         Long-term debt at December 31, 1993 and 1992 consists of the following:

                                                           1993          1992
                                                      -----------   ----------
     Mortgage note payable in quarterly installments
       of $4,500, plus interest at LIBOR + 3/4% , with
       final payment of $66,379 due August 1, 1997    $   129,379      147,379

     Industrial Development First Mortgage Revenue
       bonds payable in monthly installments of $1,925
       plus interest at 60% of the prime rate, with
       final payment of $388,000 due September 1, 2001.
       The Company's parent has pledged investment
       securities to secure these bonds.                  565,100      588,200
                                                      -----------   ----------
             Total long-term debt                         694,479      735,579
     Less current installments                             41,100       41,100
                                                      -----------   ----------

             Long-term debt, excluding current
                installments                          $   653,379      694,479
                                                      ===========   ==========

         The aggregate maturities of long-term debt for each of the five years subsequent to December 31, 1993 are as follows: 1994, $41,100; 1995, $41,100; 1996, $41,100; 1997, $98,479; 1998, $23,100; and
        $449,600 thereafter.

         The Company also had a $1,000,000 unsecured line of credit agreement with no outstanding balance at December 31, 1992. The line expired in April 1993.

 (8)  PENSION BENEFITS

         The Company has a defined benefit pension plan covering substantially all of its employees. The benefits are based on years of service and the employee's compensation. The Company makes annual contributions to the plan equal to the minimum amount that can be contributed for the purpose of complying with the Employee Retirement Income Security Act of 1974. The following table sets forth the plan's funded status and amounts recognized in the Company's balance sheets at December 31, 1993 and 1992.

                                                           1993          1992
                                                      -----------  -----------
       Actuarial present value of benefit obligations:

           Vested benefit obligation                  $ 3,680,039    3,383,759
                                                      ===========  ===========
          Accumulated benefit obligation              $ 3,717,774    3,474,279
                                                      ===========  ===========
       Projected benefit obligation                     3,717,774    3,576,833
       Plan assets at fair value                        4,048,552    3,790,851
                                                      -----------  -----------
       Projected benefit obligation less than plan
          assets                                          330,778      214,018
       Unrecognized net gain                              434,618      553,962
       Prior service cost not yet recognized in net
         periodic pension cost                           (810,835)    (873,207)

       Unrecognized net obligation                        166,751      185,279
                                                      -----------  -----------
       Prepaid pension expense                        $   121,312       80,052
                                                      ===========  ===========

         Plan assets are comprised of commingled pension trust funds maintained by the plan's trustee.

         Net pension cost for 1993 and 1992 included the following components:

                                                           1993          1992
                                                       ----------   ----------
       Service cost-benefits earned during the period  $  125,019      117,392
       Interest cost on projected benefit obligation      252,288      238,375
       Actual return on plan assets                      (408,234)    (290,423)

       Net amortization and deferral                       75,500      (39,788)

                                                      -----------   ----------
       Net pension cost                               $    44,573       25,556
                                                      ===========   ==========

         Assumptions used in accounting for the pension plan as of December 31, 1993 and 1992 were:

                                                             1993         1992
                                                            -----        -----

         Weighted average discount rates                    7.25%        7.25%
         Weighted average rates of increase in
           compensation levels                                4.50%      4.50%
         Weighted average expected long-term rate
           of return on assets                                8.00%      8.00%

         The Company has entered into supplemental nonqualified retirement agreements with certain employees. The benefits under the agreements are based on years of service and the employee's compensation. The Company has purchased life insurance policies on these employees to fund these retirement payments, the cash surrender value of which is reflected as an asset on the balance sheets.


 (9)  INCOME TAXES

         As discussed in note 1(g), the Company adopted Statement 109 in 1993 and has applied the provisions of Statement 109 retroactively to January 1, 1992. The cumulative effect of this change in accounting for income taxes of $60,000 is determined as of January 1, 1992 and is reported separately in the statement of operations for the year ended December 31, 1992. The financial statements for the year ended December 31, 1992 have been restated to comply with the provisions of Statement 109 (note 2).

         Income tax benefit attributable to loss before cumulative effect of change in accounting principle consists of:

                                            Current     Deferred      Total
                                          ----------   ----------   ---------
       Year ended December 31, 1993:
           Federal                        $ (355,000)    (110,000)   (465,000)
           State and local                         -       (5,000)     (5,000)
                                          ----------   ----------  ----------
                                          $ (355,000)    (115,000)   (470,000)
                                          ==========   ==========  ==========

                                             Current     Deferred      Total
                                          ----------   ----------  ----------
       Year ended December 31, 1992:
           Federal                        $ (133,000)           -    (133,000)
           State and local                         -            -           -
                                          ----------   ----------   ---------
                                          $ (133,000)           -    (133,000)
                                          ==========   ==========  ==========

         The actual tax benefit (effective tax rate of 33.6% and 32.3% for 1993 and 1992, respectively) differs from the "expected" tax expense (computed by applying the U.S. Federal corporate income tax rate of 35% to pretax loss before cumulative effect of change in accounting principle) primarily because of the amortization of goodwill, meals and entertainment expense and officers' life insurance expense.

         The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31 are presented below:

                                                          1993          1992
                                                      -----------   ----------
         Deferred tax assets:
           Bad debt reserves                          $    47,000       48,000
           Accrued state taxes                             18,000       18,000
                                                      -----------   ----------
                Total gross deferred tax assets            65,000       66,000
                                                      -----------   ----------
         Deferred tax liabilities:
           Computer systems and programming               330,000      415,000
           Property, plant, and equipment, primarily
             due to differences in depreciation            80,000      111,000
                                                      -----------   ----------
                Total gross deferred tax liabilities      410,000      526,000
                                                      -----------   ----------
                Net deferred tax liability            $   345,000      460,000
                                                      ===========   ==========

         A valuation allowance has not been established relating to the Company's deferred tax assets because management of the Parent has determined it is more likely than not that the results of the Parent's future operations will generate sufficient taxable income to realize the deferred tax assets.


 (10) COMMITMENTS AND CONTINGENCIES

         The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position.

         As a result of an environmental survey conducted during the course of negotiations between the Company and the intended purchaser, it was reported that certain environmental conditions exist at the Company facilities some of which the Company has determined require remediation, and others which may or may not require remediation pending the results of further analysis. The terms of the pending sale of the Company exclude the asset for which the need for remediation is uncertain. Regarding the environmental condition for which remediation is certain, the Parent has committed to pay the costs incurred in connection with such remediation. Because the extent of the costs associated with the remediation cannot presently be determined, no provision for any liability that may result is included in the financial statements.

 (11) CORRECTION OF ERROR

         The Company's unbilled services and reimbursable expenses had been overstated in previous years. The amount of the error of $378,000 was based on management's best estimate after reconstructing the amounts due in prior years. Management determined the error originated prior to January 1, 1992 and therefore is included as a correction of an error in the statements of stockholders' equity.


 (12) SUBSEQUENT EVENT

         As of December 1, 1994, the Parent continues to have discussions with a subsidiary of Kable News Corp. whereby it intends to sell principally all assets and transfer certain liabilities of the Company in exchange for approximately $2,060,000 in cash. The asset for which the need to remediate the environmental condition is uncertain (note 10) and amounts due from and due to the Parent will be excluded from the transaction.

           FINANCIAL STATEMENTS OF FULFILLMENT CORPORATION OF AMERICA



          (a) 2.   Unaudited Statements of Operations and Statements of
                         Cash Flows for the Nine Months
                    ended September 30, 1994 and 1993, Balance Sheet as
                              of September 30, 1994
                        and Notes to Financial Statements

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                       Balance Sheet (Unaudited)

                          September 30, 1994



                   Assets
                   ------
 Current assets:
   Cash                                                     $   412,039
   Accounts receivable for services and reimbursable
     expenses, less allowance for doubtful accounts
     of $139,817                                              2,242,689
   Due from parent company--income taxes                        666,504
   Unbilled services and reimbursable expenses:
     Postage                                                    299,195
     Services                                                   300,288
     Other expenses                                              42,172
                                                            -----------
                                                                641,655
        Less customer deposits                                 (576,585)
                                                            -----------
          Net unbilled services and reimbursable expenses        65,070


     Inventories                                                148,568
     Prepaid expenses                                           139,260
                                                            -----------
          Total current assets                                3,674,130
                                                            -----------
 Property, plant, and equipment, net                          1,908,582

 Other assets:
     Deferred costs, net                                        820,256
     Prepaid pension expense                                    223,879
     Outsourced computer data processing:
       Advance payments                                         100,010
       Deferred conversion costs                                162,364
     Goodwill, less accumulated amortization of $191,299         12,754
     Other                                                       29,191
                                                            -----------
 Total assets                                               $ 6,931,166
                                                            ===========

               FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                Balance Sheet (Unaudited) continued

                         September 30, 1994


    Liabilities and Stockholder's Equity
    ------------------------------------

 Current liabilities:
   Current installments of long-term debt                   $    41,100
   Current installments of obligations under capital
     leases                                                     194,143
   Accounts payable                                              35,177
   Due to parent company                                         10,838
   Accrued expenses                                             490,171
                                                            -----------
             Total current liabilities                          771,429

 Long-term debt, excluding current installments                 622,554
 Obligations under capital leases, excluding
   current installments                                         142,043
 Deferred income taxes                                          345,000
                                                            -----------
             Total liabilities                                1,881,026
                                                            -----------
 Stockholder's equity:
   Common stock, $1 par value.  Authorized 1,000 shares
     100 issued and outstanding shares                              100
   Additional paid-in capital                                   126,900
   Retained earnings                                          4,923,140
                                                            -----------
             Total stockholder's equity                       5,050,140
                                                            -----------
             Total liabilities and stockholder's equity     $ 6,931,166
                                                            ===========

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

                Statements of Operations (Unaudited)

      For the Nine Months ended September 30, 1994 and 1993


                                                          1994       1993
                                                      -----------  -----------

 Net sales                                            $ 8,797,425  $11,614,416
 Direct costs:
    Labor                                               4,183,022    5,232,309
    Outsourced computer data processing services        1,315,202    1,706,033
    Materials and supplies                                287,391      467,213
    Operating overhead                                  1,462,384    1,879,080
    Amortization of deferred costs                        278,489      359,273
                                                      -----------  -----------
           Total direct costs                           7,526,488    9,643,908
                                                      -----------  -----------
           Gross profit                                 1,270,937    1,970,508

 General and administrative expenses                    1,666,753    2,564,968
                                                      -----------  -----------
 Other income (expense):
    Interest expense                                      (46,309)     (58,936)
    Interest income                                        14,274       39,743
    Other, net                                            (34,283)      34,096
                                                      -----------  -----------
           Total other income (expense)                   (66,318)      14,903
                                                      -----------  -----------

           Loss before income taxes                      (462,134)    (579,557)

 Income tax benefit                                       152,504      194,731
                                                      -----------  -----------
           Net loss                                   $  (309,630) $  (384,826)
                                                      ===========  ===========

                 FULFILLMENT CORPORATION OF AMERICA
       (a wholly owned subsidiary of Engelhard Hanovia, Inc.)

               Statements of Cash Flows (Unaudited)

        For the Nine Months ended September 30, 1994 and 1993

                                                            1994         1993
                                                       -----------  ----------
 Net loss                                              $  (309,630) $ (384,826)
 Adjustments to reconcile net loss to net cash
  provided by operating activities:
   Depreciation of property, plant and equipment           436,011     451,227
   Amortization of deferred costs                          278,290     359,273
   Amortization of goodwill                                  7,652       7,653
   Increase (decrease) in deferred income taxes                  -     (54,270)
   Decrease in accounts receivable, net                    188,015   1,029,739
   Increase in amount due from parent company--
    income taxes                                          (178,504)   (194,731)
   Decrease (increase) in net unbilled services
     and reimbursable expenses                            (220,605)   (263,460)
   Decrease (increase) in inventories                        1,955       2,458
   Decrease (increase) in prepaid expenses                 393,445      29,693
   Increase in prepaid pension expense                     (89,250)    (10,932)
   Decrease in outsourced data processing advance payments
     and deferred conversion costs                          78,633      78,399
   Increase in cash surrender value of life insurance      (10,875)     (8,523)
   Decrease in accounts payable                            (26,575)    (14,865)
   Decrease in amount due to parent company                      -         (76)
   Increase (decrease) in accrued expenses                (187,794)    165,542
                                                       -----------  ----------
           Net cash provided by operating activities       360,768   1,192,301
                                                       -----------  ----------
 Cash flows from investing activities:
   Additions to deferred costs                            (220,135)   (299,292)
   Capital expenditures                                    (70,093)   (129,596)
                                                       -----------  ----------
           Net cash used in investing activities          (290,228)   (428,888)
                                                       -----------  ----------
 Cash flows from financing activities:
   Principal payments on short-term bank loans                   -           -
   Principal payments on long-term debt                    (30,825)    (30,825)
   Principal payments under capital lease obligations     (145,603)   (134,516)
                                                       -----------  ----------
           Net cash used in financing activities          (176,428)   (165,341)
                                                       -----------  ----------
 Net increase (decrease) in cash                          (105,888)    598,072
 Cash and cash equivalents at beginning of year            517,927     346,453
                                                       -----------  ----------
 Cash and cash equivalents at end of year              $   412,039  $  944,525
                                                       ===========  ==========

                        FULFILLMENT CORPORATION OF AMERICA
              (a wholly owned subsidiary of Engelhard Hanovia, Inc.)
                   Notes to Financial Statements (Unaudited)
                 Nine Months Ended September 30, 1994 and 1993



   Note 1:
   ------- These financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments which are, in the opinion of management, necessary to reflect a fair presentation of the results for the interim periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such rules and regulations. It is suggested that these financial statements be read in conjunction with the audited financial statements and notes thereto included in Item 7. (a) 1. of this filing.

   (b)  Pro Forma Financial Information
   ------------------------------------

         A Pro Forma Condensed Consolidated Balance Sheet is not presented at this filing, as this transaction is already reflected in the Registrant's Balance Sheet of the January 31, 1995, Form 10-Q filed on March 17, 1995.

         The unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended April 30, 1994, and the nine months ended January 31, 1995 are presented by combining with the adjustments described in the accompanying notes, (1) the results of operations of the Company for such year and nine month period adjusted for the results of operations of Fulfillment Corporation of America (FCA) which was acquired January 13, 1995, and, (2) the results of operations of FCA for such year and nine month period, using the assumption that this acquisition had occurred May 1, 1993.

         The unaudited Pro Forma Condensed Consolidated Statements of Operations may not necessarily reflect the results of operations of the Company which would have actually resulted had the Fulfillment Corporation of America acquisition occurred as of the dates and for the periods indicated or of the future results of operations of the Company. The unaudited Pro Forma Condensed Consolidated Statements of Operations should be read in conjunction with the accompanying notes and the accompanying audited financial statements of Fulfillment Corporation of America.

                         PRO FORMA FINANCIAL INFORMATION
                                       FOR
            AMREP CORPORATION AND FULFILLMENT CORPORATION OF AMERICA



               (b) 1.   Pro Forma Condensed Consolidated Statement
                              of Operations (unaudited)
                                 for the year ended
                                   April 30, 1994

                PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share amounts)
                                    (Unaudited)



                                        Twelve Months Ended April 30, 1994
                                  ---------------------------------------------
                                                              FCA
                                                            Pro Forma     Pro
                                    AMREP         FCA     Adjustments   Forma
                                  --------      --------  -----------  --------
  REVENUES
  --------
    Real estate operations        $ 85,613      $      -  $      -     $ 85,613
    Magazine circulatio             35,029        13,294         -       48,323
    Other                            5,446            69         -        5,515
                                  --------      --------  --------     --------
     Total Revenue                 126,088        13,363         -      139,451
                                  --------      --------  --------     --------

  COST AND EXPENSES
  -----------------

    Real estate operations          80,343             -        -        80,343
    Magazine circulation            24,859        11,769     (617)(a)    35,423
                                                             (477)(c)
                                                             (111)(d)
    General & administrative        13,325         2,903      (21)(a)    16,083
                                                             (124)(d)
    Interest                         2,635            71      188 (e)     2,894
          Real estate valuation
      provision                      1,100             -        -         1,100
                                  --------      --------  -------      --------
      Total Cost and Expense       122,262        14,743   (1,162)      135,843
                                  --------      --------  -------      --------

  Income (loss) before
    income taxes                     3,826        (1,380)   1,162         3,608

  Provision (benefit) for
    income taxes                     1,454          (410)     327 (f)     1,371
                                  --------      --------  -------      --------
  Net income (loss)               $  2,372      $   (970) $   835      $  2,237
                                  ========      ========  =======      ========
  Net income per share            $ 0.33                               $   0.32
                                  ========                             ========

                         PRO FORMA FINANCIAL INFORMATION
                                       FOR
            AMREP CORPORATION AND FULFILLMENT CORPORATION OF AMERICA



               (b) 2.   Pro Forma Condensed Consolidated Statement
                          of Operations (unaudited) for the Nine
                               Months ended January 31, 1995

             PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                       (In thousands, except per share amounts)
                                    (Unaudited)



                                      Nine Months Ended January 31, 1995
                              -------------------------------------------------
                                       Less FCA
                                      Included                FCA
                                         in                Pro Forma     Pro
                               AMREP   AMREP(g)    FCA     Adjustments   Forma
                              -------  --------  --------  ----------- --------
  REVENUES
  --------
    Real estate operations    $ 72,784 $      -  $      -  $      -    $ 72,784
    Magazine circulation        31,945     (466)    8,678         -      40,157
    Other                        4,897        -        17         -       4,914
                              -------- --------  --------  --------    --------
     Total Revenue             109,626     (466)    8,695         -     117,855
                              -------- --------  --------  --------    --------

  COST AND EXPENSES
  -----------------

    Real estate operations      69,255        -         -        -       69,255
    Magazine circulation        23,731     (406)    7,887     (596)(a)   29,704
                                                              (506)(b)
                                                              (406)(d)
    General & administrative     9,385      (54)    1,494      (15)(a)   10,516
                                                              (294)(d)
    Interest                     2,437        -        60      152 (e)    2,649
                              -------- --------  --------  -------     --------
      Total Cost and Expense   104,808     (460)    9,441   (1,665)     112,124
                              -------- --------  --------  -------     --------

  Income (loss) before
    income taxes                 4,818       (6)     (746)   1,665        5,731

  Provision (benefit) for
    income taxes                 1,918       (2)      (26)     391 (f)    2,281
                              -------- --------  --------  -------     --------
  Net income (loss)           $  2,900 $     (4) $   (720) $ 1,274     $  3,450
                              ======== ========  ========  =======     ========
  Net income per share        $   0.40                                 $   0.47
                              ========                                 ========

                         PRO FORMA FINANCIAL INFORMATION
                                       FOR
            AMREP CORPORATION AND FULFILLMENT CORPORATION OF AMERICA



          (b) 3.   Notes to Pro Forma Condensed Consolidated Statements
                                  of Operations

   NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
   ------------------------------------------------------------------


     (a) The acquisition of FCA was recorded based on the purchase method of accounting. The net book value of the assets acquired and liabilities assumed exceeded the purchase price by approximately $2,370,000. The excess book value over purchase price was allocated to reduce the value assigned to non-current assets subject to amortization and depreciation. Accordingly, historical depreciation of property, plant and equipment and net amortization of deferred costs were reduced as follows:

                                                                 Nine Months
                                            Year Ended              Ended
                                          April 30, 1994      January 31, 1995
                                          --------------      ----------------
                    Reduction of
                   depreciation and
                   amortization expense
                   included in:
                   -----------------
                   Magazine circulation   $      617,000      $      596,000
                   General and
                    administrative                21,000              15,000
                                          --------------      --------------
                                          $      638,000      $      611,000
                                          ==============      ==============




     (b) The Company has cancelled its contract with an outside computer data processing service and is converting to the use of its own in-house facilities during the cancellation period. The Company expects to realize a significant cost reduction in fixed contract charges. As a result, the cost savings would have been effective approximately May 1, 1994 (the earliest that the contract could have been cancelled had the Company purchased the assets May 1,
         1993, and exercised the cancellation clause), resulting in savings net of incremental in-house costs of approximately $506,000 in the nine months ended January 31, 1995.

    (c) The Company defers certain fulfillment operating labor costs whereas FCA recorded these costs as period costs. Accordingly the Company will phase in this change in method of capitalization over one year. As a result, magazine circulation expense for the fiscal year ending April 30, 1994, would have been reduced by approximately $477,000.



    (d) The Company expects a net reduction in duplicate production and general and administrative expenses beginning approximately six months after the acquisition date resulting in estimated cost savings as follows:

                                                                 Nine Months
                                            Year Ended              Ended
                                          April 30, 1994      January 31, 1995
                                          --------------      ----------------

                   Magazine circulation   $      111,000      $      406,000
                   General and
                    administrative               124,000             294,000
                                          --------------      --------------
                                          $      235,000      $      700,000
                                          ==============      ==============



    (e) Historical interest expense was increased to reflect additional borrowings of $2,070,000 to finance the acquisition of FCA by $188,000 and $152,000 for the periods ended April 30, 1994 and January 31, 1995, respectively.



    (f) The Company's effective tax rate for the combined federal and state income taxes are used to adjust the provision for income taxes in the Pro Forma Condensed Consolidated Statements of Operations. The rate used for the periods ended April 30, 1994 and January 31, 1995, were 38% and 39.8%, respectively.


    (g) The column headed, "Less FCA Included in AMREP", represents the operations of FCA included in the "AMREP" column from the date of acquisition January 13, 1995 to January 31, 1995.



                                        -2-